                                                                    Exhibit 23.7



                       [LETTERHEAD OF BDO SEIDMAN, L.L.P.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Amendment No. 2 to the Registration Statement of Geotek Communications, Inc. on Form S-4 (Reg. No. 33-62333) of our report dated March 18, 1994 on our audits of the financial statements of European Gateway Acquisition Corp. as of December 31, 1993 and for the period then ended. We also consent to the reference to our firm under the caption "Experts".


/s/ BDO Seidman, L.L.P.
------------------------
BDO SEIDMAN, L.L.P.

New York, New York
October 13, 1995